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                                                                     EXHIBIT 1.1



                          HCC INSURANCE HOLDINGS, INC.,

                         BANC OF AMERICA SECURITIES LLC

                                       and

                            SALOMON SMITH BARNEY INC.







                             Underwriting Agreement

                           dated as of August 20, 2001


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                             Underwriting Agreement

                                                                 August 20, 2001
Banc of America Securities LLC
Salomon Smith Barney Inc.
as Representatives of the several Underwriters
Named in Schedule A hereto

c/o Banc of America Securities LLC
      9 West 57th Street
      New York, NY 10019
      and
      Salomon Smith Barney Inc.
      388 Greenwich Street
      New York, NY 10013

         HCC Insurance Holdings, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several underwriters named in Schedule A (the "Underwriters") $150,000,000 principal amount of its 2.00% Convertible Notes Due 2021 (the "Firm Securities") to be issued pursuant to an indenture dated as of August 23, 2001 (the "Indenture") between the Company and First Union National Bank, as Trustee (the "Trustee"). In addition, the Company has granted to the Underwriters an option to purchase up to an additional $22,500,000 principal amount of its 2.00% Convertible Notes Due 2021 (the "Optional Securities") as provided in Section 2. The Firm Securities and, if and to the extent such option is exercised, the Optional Securities, are collectively called the "Securities". Banc of America Securities LLC ("BAS") and Salomon Smith Barney Inc. have agreed to act as representatives of the several Underwriters (in such capacity, the "Representatives") in connection with the offering and sale of the Securities.

         The Company has prepared and filed with the Securities and Exchange Commission (the "Commission"), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Securities Act") a registration statement on Form S-3 (File No. 333-58350) and registration statement on Form S-3 (File. No. 333-46432), including a prospectus, relating to the Securities, common stock and certain other securities (the "Basic Prospectus"). Such registration statements, as amended, including the financial statements, exhibits and schedules thereto, in the form in which they were declared effective by the Commission under the Securities Act, including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act or the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (collectively, the "Exchange Act"), are collectively called the "Registration Statement". The Company has filed with, or transmitted for filing to, or shall promptly hereafter file with or

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transmit for filing to, the Commission, a prospectus supplement (the "Prospectus
Supplement") specifically relating to the Securities, and the common stock of the Company into which the Securities will be convertible (the "Underlying Securities") pursuant to Rule 424 under the Securities Act. The term
"Prospectus" means the Basic Prospectus together with the Prospectus Supplement. The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Securities, together with the Basic Prospectus. As used herein, the terms "Basic Prospectus", "Prospectus" and "preliminary prospectus" shall include in each case the documents, if any, incorporated by reference therein. Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the "Rule 462(b) Registration Statement", and from and after the date and time of filing of the Rule 462(b) Registration Statement the term "Registration Statement" shall include the Rule 462(b) Registration Statement. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"). All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, or the Prospectus, or any amendments or supplements to any of the foregoing (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, or the Prospectus, or any amendments or supplements to any of the foregoing, as the case may be. All references in this Agreement to amendments or supplements to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, or the Prospectus, of the foregoing, as the case may be.

         1. Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to each Underwriter as follows:

         (a) The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

         Each preliminary prospectus and the Prospectus, when filed, complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the

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copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Securities. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and at all subsequent times, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply (A) to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility (form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") of the Trustee. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

         (b) The Company has delivered to each of the Representatives a complete manually signed copy of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and preliminary prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representatives have reasonably requested for each of the Underwriters.

         (c) The Company has not distributed and will not distribute, prior to the later of the Second Closing Date (as defined below) and the completion of the distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than a preliminary prospectus, the Prospectus or the Registration Statement.

         (d) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the First Closing Date and the Second Closing Date, as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (e) This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company.


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         (f) The Indenture, and each supplement or amendment thereto, if any, has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

         (g) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture, and will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

         (h) There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement.

         (i) Except as otherwise disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a "Material Adverse Change"); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

         (j) PricewaterhouseCoopers LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent public or certified public accountants as required by the Securities Act and the Exchange Act.

         (k) The financial statements filed with the Commission as a part of the Registration Statement and included or incorporated by reference in the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein. Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles as

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applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The summary financial and operating data set forth in the Prospectus under the captions "Summary Financial Data", "Selected Financial Data" and "Capitalization" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement. The Company's ratios of earnings to fixed charges set forth in the Prospectus under the caption "Ratio of Earnings to Fixed Charges" and in Exhibit 12.1 to the Registration Statement have been calculated in compliance with Item 503(d) of Regulation S-K under the Securities Act.

         (l) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and each subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued, is fully paid and nonassessable and, except to the extent the capital stock of each of USF Insurance Company, National Insurance Underwriters, Inc. and Universal Loss Management, Inc. is the subject of currently pending sale transactions pursuant to the agreements listed on Schedule B (collectively, the "Pending Transactions"), is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

         (m) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Prospectus or upon exercise of outstanding options described in the Prospectus). The common stock of the Company (the "Common Stock") conforms in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of


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its subsidiaries, other than those accurately described in the Prospectus. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

         (n) The Underlying Securities issuable upon conversion of the Securities have been duly and validly authorized and reserved and, when issued upon conversion of the Securities, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights. The Common Stock (including the Underlying Securities) is registered pursuant to Section 12(g) of the Exchange Act , the Common Stock is listed on the New York Stock Exchange (the "NYSE"), the Underlying Securities have been approved for listing on the NYSE subject only to official notice of issuance thereof, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the capital stock under the Exchange Act or delisting the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

         (o) Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) ("Default") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound (including, without limitation, the Company's Revolving Credit Facility, dated as of June 6, 2001 among the Company, as borrower, Wells Fargo Bank Texas, National Association, as administrative agent, lead arranger and lender, First Union National Bank, as syndication agent and lender, Bank of America, N.A., as documentation agent and lender, The Bank of New York, as senior managing agent and lender, Citicorp UA, as lender, and Southwest Bank of Texas, N. A., as lender), or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an "Existing Instrument"), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company's execution, delivery and performance of this Agreement, the Indenture and the Securities and consummation of the transactions contemplated hereby and by the Prospectus Supplement (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus Supplement,


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except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws.

         (p) There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company's knowledge, is threatened or imminent.

         (q) The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, "Intellectual Property Rights") reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change.

         (r) Each of the Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted. The Company (except to the extent the capital stock of each of USF Insurance Company, National Insurance Underwriters, Inc. and Universal Loss Management, Inc. is the subject of the Pending Transactions) and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(k) above (or elsewhere in the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

         (s) The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns (or have properly requested extensions thereof) and have paid all taxes required to be paid by any of them other than taxes that are being contested by the Company in good faith and, if due and payable, any related or similar assessment, fine or penalty levied against any of them. The Company has made adequate charges, accruals and reserves in

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the applicable financial statements referred to in Section 1(k) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

         (t) The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and after receipt of payment for the Securities will not be, an "investment company" within the meaning of Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

         (u) Each of the Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither of the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

         (v) The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock or any other security of the Company to facilitate the sale or resale of the Securities.

         (w) There are no business relationships or related party transactions involving the Company or any subsidiary or any other person required to be described in the Prospectus which have not been described as required.

         (x) Neither the Company nor any of its subsidiaries nor, to the best of the Company's knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

         (y) The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.



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         (z) The Company is not required to be licensed as an insurance company in any state. Houston Casualty Company ("HCC"), U.S. Specialty Insurance Company ("USSIC"), HCC Life Insurance Company ("HCCLIC"), Avemco Insurance Company ("AIC"), National Insurance Underwriters, USF Insurance Company, HCC Reinsurance Company Ltd. and Centris Insurance Company (collectively, the "Insurance Subsidiaries") are the only subsidiaries of the Company which are insurance companies. Each of HCC and USSIC is duly licensed as an insurer under the insurance laws and regulations of Texas. Each of HCCLIC and AIC is duly licensed as an insurer under the insurance laws and regulations of Indiana and Maryland, respectively. HCC operates a branch office in London, England which is subject to regulation by regulatory authorities in the United Kingdom. Since January 1, 1996, the Company and each of its Insurance Subsidiaries have filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file with any state or foreign insurance commission, agency or authority. As of their respective dates, such reports, registrations and statements complied in all material respects with all of the laws, statutes, rules and regulations of each such jurisdiction, including, without limitation, those rules and regulations promulgated by the applicable insurance commission, agency or authority in any such state.

         (aa) No loss experience has occurred since December 31, 1999 which would require or make it necessary or appropriate for the Company to change, alter, modify or amend the Company's methodology or assumptions relating to losses.

         (bb) The Company has delivered to the Underwriters (i) for the years 1996 through 2000, copies of the statutory Annual Statements and (ii) for the period June 1, 1996 through June 30, 2001, copies of the statutory Quarterly Statements (collectively, the "Statutory Statements") of each of HCC and USSIC filed with the Texas Department of Insurance, and of HCCLIC and AIC filed with the Indiana Department of Insurance and the Maryland Insurance Administration, respectively. The statutory financial statements contained in each Statutory Statement fairly present the statutory financial condition of each of the respective corporations at the date of each such statement, and the statutory results of operations and other data contained therein for each of the periods then ended, have been prepared in accordance with the prescribed or permitted statutory insurance accounting requirements and practices, and in accordance with accounting practices prescribed or permitted by the National Association of Insurance Commissioners, and have been applied on a consistent basis except as expressly set forth or disclosed in the notes, exhibits or schedules thereto. The exhibits and schedules included in each Statutory Statement fairly present the data purported to be shown thereby.

         (cc) Except as set forth in the Prospectus, all reinsurance treaties, contracts, agreements and arrangements to which the Company or any of the Insurance Subsidiaries is a party and as to which any of them reported recoverables, premiums due or other amounts in its most recent Statutory Statement are in full force and effect and none of the Company or any of its Insurance Subsidiaries is in violation of, or in default in the performance, observance or fulfillment of, any

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material obligation, agreement, covenant or condition contained therein, which violation or default would, singly or in the aggregate, result in a Material Adverse Change.

         (dd) Each of the Insurance Subsidiaries holds all licenses, certificates and permits from insurance departments and other governmental authorities ("Insurance Licenses") necessary to conduct its business as presently conducted, except where the failure to hold any such Insurance Licenses would not result in a Material Adverse Change. Each of the Insurance Subsidiaries has fulfilled and performed all material obligations necessary to maintain its Insurance Licenses, and no event or events have occurred which would result in the impairment, modification, termination or revocation of such Insurance Licenses, except where such impairment, modification, termination or revocation would not result in a Material Adverse Change. The Company and each subsidiary other than the Insurance Subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

         (ee) Neither A.M. Best Company, Inc. nor Standard & Poor's Corporation has taken any action to, or to the Company's knowledge, threatened to: (i) downgrade the ratings of any of the Insurance Subsidiaries or (ii) publicly announce or otherwise indicate to the Company that its ratings of the Insurance Subsidiaries are under review.

         (ff) The Company and its subsidiaries and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or such subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or
(ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under

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Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

         (gg) The Company has complied with all provisions of Section 517.075 Florida Statutes (Chapter 92-198, Laws of Florida) relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

         2.  Purchase, Sale and Delivery of the Securities.

         (a) The Company agrees to sell to the several Underwriters the Firm Securities upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Securities set forth opposite their names on Schedule A at 97.855% of their principal amount plus accrued interest, if any, from August 23, 2001 to the date of payment and delivery.

         (b) Delivery of the Firm Securities to be purchased by the Underwriters and payment therefor shall be made at the offices of Banc of America Securities LLC ("BAS"), 9 West 57th Street, New York, NY 10019 (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. New York time, on August 23, 2001, or such other time and date not later than 10:30 a.m. New York time, on September 6, 2001, as the Representatives shall designate by notice to the Company (the time and date of such closing are called the "First Closing Date"). The Company hereby acknowledges that circumstances under which the Representatives may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 10.

         (c) In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of $22,500,000 in principal amount of Optional Securities from the Company at 97.855% of their principal amount plus accrued interest, if any, from August 23, 2001 to the date of payment and delivery. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Securities. The option granted hereunder may be exercised at any time (but not more than once) upon notice by BAS to the Company which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate principal amount of Optional Securities as to which the Underwriters are exercising the option, (ii) the names and denominations in which the Optional Securities are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term "First Closing Date" shall refer to the time and date of delivery of the Firm Securities and the Optional Securities). Such time and date of delivery, if subsequent to the First Closing Date, is called the "Second Closing Date" and shall be determined by BAS and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional Securities are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Securities that bears the same proportion to the total number of Optional Securities to be purchased as the number of Firm Securities set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Securities. BAS may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

         (d) The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Securities as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representatives, in their sole judgment, have determined is advisable and practicable.

         (e) Payment for the Securities shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately available funds to the order of the Company.

         It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Securities and any Optional Securities the Underwriters have agreed to purchase. BAS or Salomon Smith Barney Inc., individually and not as the Representatives of the Underwriters, may (but shall not be obligated to) make payment for any Securities to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

         (f) The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters the Firm Securities at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered to the Representatives for the accounts of the several Underwriters, certificates for the Optional Securities the Underwriters have agreed to purchase at the First Closing Date or the Second Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Securities shall be registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the First Closing Date (or the Second Closing Date, as the case may be), with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid, and shall be made available for inspection on the business day preceding the First Closing Date (or the Second Closing Date, as the case may be) at a location in New York City as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

         (g) Not later than 12:00 p.m. on the second business day following the date the Securities are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representatives shall request.

         3. Additional Covenants of the Company. The Company further covenants and agrees with each Underwriter as follows:

         (a) During such period beginning on the date hereof and ending on the later of the First Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the "Prospectus Delivery Period"), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act) or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representatives reasonably object.

         (b) After the date of this Agreement, the Company shall promptly advise the Representatives in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 434, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

         (c) If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with law, the Company agrees to promptly prepare (subject to Section 3(a) hereof), file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

         (d) The Company agrees to furnish the Representatives, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) as the Representatives may request.

         (e) The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial Securities laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

         (f) The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption "Use of Proceeds" in the Prospectus.

         (g) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering the twelve-month period ending September 30, 2002 that satisfies the provisions of Section 11(a) of the Securities Act.

         (h) During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the NYSE all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall report the use of proceeds from the issuance of the Securities as may be required under Rule 463 under the Securities Act.

         (i) During the period of 45 days following the date of the Prospectus Supplement, the Company will not, without the prior written consent of BAS (which consent may be withheld at the sole discretion of BAS), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Securities); provided, however, that the Company may (i) issue and sell shares of Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect on the date hereof, (ii) issue shares of Common Stock issuable upon the conversion of securities or the exercise of warrants or options outstanding on the date hereof, and (iii) grant options to purchase shares of the Company's common stock pursuant to the Company's stock option plans existing on the date hereof and described in the Prospectus.

         (l) During the period of five years hereafter the Company will furnish to the Representatives (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants;
(ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

         (m) During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

         (n) The Company will use its best efforts to maintain the listing of the shares of Common Stock issuable upon conversion of the Securities, on the NYSE.

         (o) The Company will reserve and keep available at all times, free of preemptive or other similar rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue such shares upon conversion of the Securities.

         4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the preparation, issuance, execution and delivery of the Securities (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Securities and any depositary, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Underwriters, (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Underwriters, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) any filing fees incident to, and any reasonable fees and expenses of counsel for the Underwriters in connection with, the review and approval by the National Association of Securities Dealers, Inc. (the "NASD") of the Underwriters' participation in the offering and distribution of the Securities, (viii) all costs and expenses incurred by dealers and brokers (including the Representatives), commercial banks, trust companies and nominees for their customary mailing and handling expenses incurred in forwarding the Registration Statement and the Prospectus to their customers, (ix) any fees charged by the rating agencies for the rating of the Securities, (x) all costs and expenses incident to listing the Underlying Securities on the NYSE, (xi) the fees and expenses of the trustees under the Indenture, and the fees, disbursements and other charges of counsel for such trustees in connection with the Indenture,
(xii) any expenses incurred by the Company in connection with a "road show" presentation to potential investors, (xiii) all document production charges and expenses of counsel to the Underwriters incurred in connection with the preparation of the Indenture, and (xiv) all other fees, costs and expenses referred to in Item 14 in Part II of the Registration Statement. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

         5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities as provided herein on the First Closing Date and, with respect to the Optional Securities, the Second Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Securities, as of the Second Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

         (a) On the date hereof, the Representatives shall have received from PricewaterhouseCoopers LLP, independent public or certified public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus (and the Representatives shall have received an additional conformed copy of such accountants' letter for each of the several Underwriters).

         (b) For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Securities, the Second Closing Date:

                  (i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective;

                  (ii) no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

                  (iii) the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

         (c) For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Securities, the Second Closing Date:

                  (i) in the judgment of the Representatives, there shall not have occurred any Material Adverse Change; and

                  (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

         (d) On each of the First Closing Date and the Second Closing Date the Representatives shall have received the favorable opinion of Haynes and Boone, LLP, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit A (and the Representatives shall have received an additional conformed copy of such counsel's legal opinion for each of the several Underwriters).

         (e) On the First Closing Date, the Representatives shall have received an opinion of Davis Polk & Wardwell, counsel to the Underwriters, dated as of such Closing Date, with respect to the validity of the Indenture, the Firm Securities, the Underlying Securities, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters (and the Representatives shall have received an additional conformed copy of such counsel's legal opinion for each of the several Underwriters).

         (f) On each of the First Closing Date and the Second Closing Date, the Representatives shall have received the favorable opinion of the General Counsel of the Company, dated as of such Closing date, the form of which is attached as Exhibit B (and the Representatives shall have received an additional conformed copy of such counsel's legal opinion for each of the several Underwriters).

         (g) On the First Closing Date and the Second Closing Date, the Representatives shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect set forth in subsections (b)(ii) and (c)(ii) of this Section 5, and further to the effect that:

                  (i) for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

                  (ii) the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

                  (iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

         (h) On the First Closing Date and the Second Closing Date, the Representatives shall have received from PricewaterhouseCoopers, LLP, independent public or certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or Second Closing Date, as the case may be (and the Representatives shall have received an additional conformed copy of such accountants' letter for each of the several Underwriters).

         (i) On the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit C hereto from each of its directors and executive officers and such agreements shall be in full force and effect on each of the First Closing Date and the Second Closing Date.

         (j) On or before each of the First Closing Date and the Second Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

         If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Securities, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

         6. Reimbursement of Underwriters' Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5, Section 7, Section 10 or Section 11, or if the sale to the Underwriters of the Firm Securities on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

         7. Effectiveness of this Agreement.

         This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification by the Commission to the Company and the Representatives of the effectiveness of the Registration Statement under the Securities Act.

         Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the other Underwriters pursuant to Sections 4 and 6 hereof,
(b) of any Underwriter to the Company, or (c) of any party hereto to any other party, except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

         8. Indemnification.

         (a) The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be part of the Registration Statement pursuant to Rule 430A of the Securities Act or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iv) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; or (v) upon any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Securities or the offering contemplated hereby and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above, provided that the Company shall not be liable under this clause (v) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through such Underwriter's bad faith or willful misconduct; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by BAS and Salomon Smith Barney Inc.) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company my otherwise have.

         (b) Each Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus, (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein; and to reimburse the Company or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

         (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (BAS and Salomon Smith Barney Inc. in the case of Section 8(b) and Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

         (d) The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

         9.  Contribution.

          (a) If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this agreement or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (b) The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in
Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

         (c) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

         (d) Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

         10. Default of One or More of the Several Underwriters. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or

Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Securities set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

         As used in this Agreement, the term "Underwriter" shall be deemed to include any person substituted for a defaulting Underwriter under this Section
10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         11. Termination of this Agreement. Prior to the First Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the NYSE, or trading in securities generally on either the Nasdaq Stock Market or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, New York, Delaware or California authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable to market the Securities in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 12 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the other Underwriters pursuant to Sections 4 and 6 hereof, (b) any Underwriter to the Company, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

         12. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

         13. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties as provided in the Underwriting Agreement. Any party hereto may change the address for receipt of communications by giving written notice to the parties hereto as follows:

If to the Representatives:

         Banc of America Securities LLC
         9 West 57th Street
         New York, NY 10019
         Facsimile:  212-583-8457
         Attention:  Eric Hambleton

and to:

         Salomon Smith Barney Inc.
         388 Greenwich Street
         New York, NY 10013
         Facsimile:  212-816-7912
         Attention: General Counsel

with a copy to:

         Davis Polk & Wardwell
         450 Lexington Avenue
         New York, NY 10017
         Facsimile: 212-450-4800
         Attention: Winthrop B. Conrad, Jr.

If to the Company:

         HCC Insurance Holdings, Inc.
         13403 Northwest Freeway
         Houston, Texas  77040-6094
         Facsimile:  713-744-9648
         Attention: General Counsel

with a copy to:

         Haynes and Boone, LLP
         1000 Louisiana Street
         Suite 4300
         Houston, Texas 77005
         Facsimile:  713-236-5652
         Attention:  Arthur S. Berner

Any party hereto may change the address for receipt of communications by giving written notice to the others.

         14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Securities as such from any of the Underwriters merely by reason of such purchase.

         15. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

         16. (a) Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

         (b) Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the "Specified Courts"), and each party irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

         (c) Waiver of Immunity. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to the enforcement of a judgment of any such court (a "Related Judgment"), each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

         17. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

         Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of
Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.


                                       Very truly yours,

                                       HCC INSURANCE HOLDINGS, INC.


                                       By
                                         ---------------------------------------
                                         Name:
                                         Title:

         The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives in New York, New York as of the date first above written.

BANC OF AMERICA SECURITIES LLC
SALOMON SMITH BARNEY INC.

Acting as Representatives of the
     several Underwriters named
     in the attached Schedule A

By BANC OF AMERICA SECURITIES LLC


By:
   -------------------------------
   Name:
   Title:


By SALOMON SMITH BARNEY INC.


By:
   -------------------------------
     Name:
     Title:

                                                                      SCHEDULE A


                                                              PRINCIPAL AMOUNT
                                                             OF SECURITIES TO
UNDERWRITER                                                     BE PURCHASED
-----------                                                  ------------------
Banc of America Securities LLC..........................        69,900,000
Salomon Smith Barney Inc................................        69,900,000
First Union Securities, Inc.............................        10,200,000
                                                              ------------
                                                              $150,000,000
                                                              ============


                                     Sch A-1

                                                                      SCHEDULE B


1. Stock Purchase Agreement dated as of June 27, 2001 by and between AJK Holdings, Inc. and U.S. Holdings, Inc.

2. Letter of Intent dated as of June 25, 2001 to Board of Directors, HCC Insurance Holdings, Inc., 13403 Northwest Freeway, Houston, Texas 77040 from International Credit & Mercantile, Inc., accepted and agreed to by HCC Insurance Holdings, Inc. on June 28, 2001.

3. Letter of Intent dated as of July 24, 2001 to Frank Bramanti, HCC Insurance Holdings, Inc., 13403 Northwest Freeway, Houston, Texas 77040, from Charles Taylor Consulting plc, accepted and agreed to by HCC Insurance Holdings, Inc. on July 26, 2001.



                                     Sch B-1

                                                                EXHIBIT A

         Opinion of counsel for the Company to be delivered pursuant to Section 5(d) of the Underwriting Agreement.

         1. Each of the Company and its subsidiaries that are "significant subsidiaries" as defined by Rule 1-02 of Regulation S-X (each, a "Subsidiary" and collectively, the "Subsidiaries") (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, and (ii) has full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and the Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction specified in the Management Certificate attached hereto as Annex A.

         2. All of the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus and except to the extent the capital stock of each of USF Insurance Company, National Insurance Underwriters, Inc. and Universal Loss Management, Inc. is the subject of the Pending Transactions, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interest, claim, lien or encumbrance.

         3. The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

         4. The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity. The Securities conform in all material respects to the descriptions thereof contained in the Prospectus.

         5. The Company's authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the descriptions thereof contained in the Prospectus; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and non-assessable; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

         6. (i) The Underlying Securities into which the Securities are convertible have been duly authorized by all necessary corporate action of the Company and reserved for issuance upon conversion and, upon issuance thereof on conversion of the Securities in accordance with the terms of the Securities and the Indenture, will be validly issued, fully paid and non-assessable; and (ii) the Underlying Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the NYSE.

         7. The statements set forth (i) in the Prospectus under the headings, "Description of Notes", "Description of Our Common Stock", "Description of Senior Debt Securities and Subordinated Debt Securities", "Description of Warrants", "Plan of Distribution", and "Underwriting", (ii) in Item 15 of the Registration Statement, (iii) in "Item 3 - Legal Proceedings" of the Company's most recent annual report on Form 10-K incorporated by reference in the Prospectus, and (iv) in "Item 1 - Legal Proceedings" of Part II of the Company's quarterly reports on Form 10-Q filed since such annual report, in each case insofar as such statements constitute matters of law, summaries of legal matters, summaries of certain provisions of the Securities and the Indenture, the Certificate of Incorporation and By-laws of the Company, other documents or legal proceedings, or legal conclusions, have been reviewed by such counsel and fairly present and summarize in all material respects, the matters referred to therein.

         8. (i) The execution and delivery of the Underwriting Agreement and the Indenture, the performance by the Company of its obligations thereunder, the issuance and delivery by the Company of the Securities pursuant to the Indenture and the consummation of the offering of the Securities have been duly authorized by all necessary corporate action of the Company, and (ii) the Underwriting Agreement has been duly executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable laws and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by general equitable principles.

         9. No consent, approval, authorization, filing with or order of any court of governmental agency or body is required in connection with the performance by the Company of its obligations under the Underwriting Agreement, the Indenture, the Securities, and the consummation of the offering of the Securities, except such as have been obtained under the Securities Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement and in the Prospectus and such other approvals (specified in such opinion) as have been obtained.

         10. The Company is not, and after giving effect to the consummation of the offering and sale of the Securities and the application of the proceeds thereof as described in the

Prospectus, will not be, an "investment company" and the Company is not a company "controlled" by an "investment company", as defined in the Investment Company Act of 1940, as amended.

         11. Each of the Registration Statement and the Rule 462(b) Registration Statement, if any, has become effective under the Securities Act; any required filing of the Basic Prospectus, any preliminary prospectus and the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened.

         12. To the knowledge of such counsel, the Registration Statement and the Prospectus (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder; and such counsel has no reason to believe that on the date the Registration Statement became effective or the date the Registration Statement was last deemed amended, the Registration Statement and the prospectus included therein contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date and on the First Closing Date or the Second Closing Date, as applicable, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein and except for that part of the Registration Statement that constitutes the Statement of Eligibility (form T-1) under the Trust Indenture Act of the Trustee, as to which such counsel need express no opinion).

         13. Each document filed pursuant to the Exchange Act (other than the financial statements and supporting schedules included therein, as to which no opinion need be rendered) and incorporated or deemed to be incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the Exchange Act; and such counsel has no reason to believe that any of such documents, when they were so filed, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were filed, not misleading.

         14. No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

         15. To the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements included or incorporated by reference in the Prospectus under the headings "Certain Legal Matters", "Business - Legal Proceedings", and "Legal Matters" insofar as such statements summarize legal matters, agreements, documents, or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

         16. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Securities will not conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to (i) the charter or by-laws of the Company or its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiaries or any of its or their properties.

         17. In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Delaware or the federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated the First Closing Date or the Second Closing Date, as the case may be, shall be satisfactory in form and substance to the Underwriters, shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them and shall be furnished to the Underwriters) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters; provided, however, that such counsel shall further state that they believe that they and the Underwriters are justified in relying upon such opinion of other counsel, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this Exhibit A include any supplements thereto at the First Closing Date or the Second Closing Date, as applicable.

                                                                         ANNEX A

                          HCC INSURANCE HOLDINGS, INC.
                             MANAGEMENT CERTIFICATE

The undersigned, Edward H. Ellis, the Chief Financial Officer of HCC Insurance Holdings, Inc., a Delaware corporation (the "Company"), in connection with the closing of the transactions contemplated by the Underwriting Agreement, dated_________, 2001 (the "Agreement"), by and among the Company and Banc of America Securities LLC and Salomon Smith Barney Inc. (the "Representatives") as representatives of several underwriters named in Schedule A thereto; capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement, hereby certifies that:

         1. The only states in which the Company conducts business and owns property are the following : (i) Texas; and (ii) Delaware.

         Haynes and Boone, LLP is expressly authorized to rely on this Management Certificate in rendering its opinion to the Representatives pursuant to the Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this Management Certificate of HCC Insurance Holdings, Inc. as of the 20th day of August, 2001.



                                     By:
                                        ----------------------------------------
                                        Edward H. Ellis, Chief Financial Officer

         The undersigned, Frank J. Bramanti, Executive Vice President of the Company, hereby certifies that Edward H. Ellis is the duly elected Chief Financial Officer of the Company and is duly authorized to sign the Agreement, this Certificate and all other agreements, documents, instruments or certificates to be delivered pursuant to the Agreement on behalf of the Company. The undersigned further certifies that the signature appearing above is the true and correct signature of Edward H. Ellis.

         IN WITNESS WHEREOF, the undersigned has executed this certificate to the Management Certificate of HCC Insurance Holdings, Inc. as of the 20th day of August, 2001.



                                     By:
                                        ----------------------------------------
                                        Frank J. Bramanti,
                                        Executive Vice President

                                                                       EXHIBIT B


                  Opinion of Christopher L. Martin, General Counsel of the Company, to be delivered pursuant to Section 5(f) of the Underwriting Agreement.

                  1. The Company and each of its subsidiaries is duly qualified to do business as a foreign corporation and is in good standing under the laws of all other jurisdictions in the United States where the ownership or leasing of its respective assets or the conduct of its business as described in the Prospectus requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, result in a Material Adverse Change;

                  2. To the knowledge of such counsel, after due inquiry, none of the Company or any of its subsidiaries is, except as disclosed in the Prospectus, in Default in the performance or observance of any Existing Instrument, or in violation of any law, statute, judgment, decree, order, rule or regulation of any domestic or foreign court with jurisdiction over the Company or any of its subsidiaries or any of their respective assets, or other governmental or regulatory authority, agency or other body, other than such defaults or violations which, individually or in the aggregate, would not result in a Material Adverse Change; and

                  3. Such counsel has no reason to believe that on the date the Registration Statement became effective or the date the Registration Statement was last deemed amended, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date and on the First Closing Date or the Second Closing Date, as applicable, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein and except for that part of the Registration Statement that constitutes the Statement of Eligibility (form T-1) under the Trust Indenture Act, of the Trustee, as to which such counsel need express no opinion).

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Delaware or the federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated the First Closing Date or the Second Closing Date, as the case may be, shall be satisfactory in form and substance to the Underwriters, shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them and shall be furnished to the Underwriters) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters; provided, however, that such counsel shall further state that they believe that they and the Underwriters are justified in relying upon such opinion of other counsel, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this Exhibit B include any supplements thereto as the First Closing Date or the Second Closing Date, as applicable.

                                                                       EXHIBIT C

Banc of America Securities LLC
Salomon Smith Barney Inc.
as Representatives of the several Underwriters

c/o Banc of America Securities LLC
     9 West 57th Street
     New York, NY 10019
     And
     Salomon Smith Barney Inc.
     388 Greenwich Street
     New York, NY 10013

RE:  HCC Insurance Holdings, Inc. (the "Company")

Ladies & Gentlemen:

         The undersigned understands that the Company proposes to make a public offering (the "Offering") of $150,000,000 aggregate principal amount of 2.00% Convertible Notes due 2021 (the "Offered Securities") for which you will act as the Underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company. The undersigned acknowledges that you are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into the proposed underwriting agreement (the "Underwriting Agreement") with the Company with respect to the Offering.

         In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, without the prior written consent of Banc of America Securities LLC ("BAS") (which consent may be withheld in its sole discretion),
(i) directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of any Offered Securities, any equity securities of the Company, any options or warrants to acquire any such securities, or securities exchangeable or exercisable for or convertible into such securities, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any equity securities of the Company (whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of equity securities of the Company, other securities, cash or otherwise) currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned, or publicly announce the undersigned's intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 45 days after the date of the Underwriting Agreement, other than the disposition to the Company of any shares of common stock of the Company utilized in connection with the exercise of outstanding stock options. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of the Company's common stock or securities convertible into or exchangeable or exercisable for the Company's common stock held by the undersigned except in compliance with the foregoing restrictions.

         With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of any the Company's common stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

         This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.




--------------------------------------------
Printed Name of Holder


By:
   -----------------------------------------
       Signature


--------------------------------------------
Printed Name of Person Signing
(and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)




                                      C-2